UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report — December 14, 2010

(Date of earliest event reported)

QUESTAR CORPORATION

(Exact name of registrant as specified in its charter)

STATE OF UTAH	001-08796	87-0407509
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

180 East 100 South Street, P.O. Box 45433, Salt Lake City, Utah 84145-0433

(Address of principal executive offices)

Registrant’s telephone number, including area code (801) 324-5699

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Senior Notes

On December 14, 2010, Questar Corporation (“Questar”) completed a public offering of $250 million in aggregate principal amount of its 2.75% Senior Notes due 2016 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of December 14, 2010 (the “Indenture”), between Questar and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and an officer’s certificate setting forth the terms of the Notes, dated as of December 14, 2010 (the “Officer’s Certificate”).  The Indenture is filed herewith as Exhibit 4.1 and incorporated by reference herein.  The Officer’s Certificate, including the form of Notes, is filed herewith as Exhibit 4.2 and incorporated by reference herein.  The net proceeds from the offering of approximately $247.6 million, after deducting the underwriting discount and estimated offering expenses, will be used to repay short-term commercial paper debt.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit

4.1	Indenture dated as of December 14, 2010, between Questar Corporation and Wells Fargo Bank, National Association, as trustee.

4.2	Officer’s Certificate, dated as of December 14, 2010 (including form of Questar’s 2.75% Senior Notes due 2016).

5.1	Opinion of Thomas C. Jepperson, Esq.

5.2	Opinion of Latham & Watkins LLP.

23.1	Consent of Thomas C. Jepperson, Esq. (included in Exhibit 5.1 hereto).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION
(Registrant)

December 14, 2010
/s/ Martin H. Craven
Martin H. Craven
Vice President and Chief Financial Officer